UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 26, 2018

Superconductor Technologies Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21074	77-0158076
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

9101 Wall Street, Suite 1300, Austin, TX	78754
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 334-8900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

Equity Financing

On July 26, 2018, Superconductor Technologies Inc. (the “Company”), announced the pricing of a public offering of 2,571,429 shares of common stock (and common stock equivalents) at a public offering price of $3.50 per share of common stock (or common stock equivalent). The closing of the registered public offering occurred on July 30, 2018.

In connection with the offering, the Company issued 1,390,000 shares of its common stock at a price of $3.50 per share, with each share of common stock coupled with a five year warrant to purchase one share of common stock, at an exercise price of $3.50 (the “Warrants”). These securities were offered in the form of a Class A Unit but were immediately separable and were issued separately at the closing.

For certain investors who would otherwise hold more than 4.99% (or at the election of a purchaser, 9.99%) of the Company’s common stock following the registered offering, the Company issued to such investors an aggregate of 4,135.0015 Class B Units (equivalent to 1,181,429 shares of its common stock), consisting of shares of a new class of preferred stock designated Series E Convertible Preferred Stock (as outlined below) (the “Series E Preferred Stock”) with a stated value of $1,000 and which are convertible into the Company’s common stock at a conversion price equal to $3.50 per share of common stock, together with an equivalent number of Warrants in the same form and economic terms based on the related purchase price as the purchasers of the Class A Units (the “Class B Units” and together with the “Class A Units”, the “Units”). These securities offered in the form of a Class B Unit were immediately separable and were issued separately at the closing.

The rights and obligations associated with Class A Units and Class B Units consist only in the constituent parts of each such unit, except that the Company approved the sale of the constituent parts as units on the terms and conditions described in the prospectus filed in the Registration Statement (as defined below).

In connection with the offering, the Company entered into a Securities Purchase Agreement (“Purchase Agreement”) with certain of the investors in the offering purchasing the Class B Units and engaged H.C. Wainwright & Co. (the “Placement Agent”) to act as placement agent. The Company agreed to pay the Placement Agent a cash placement fee equal to 7% of the gross proceeds from the sales of the Units sold in the registered offering, a management fee equal to 1% of the gross proceeds of the registered offering, reimbursement of $100,000 for the Placement Agent’s legal fees and expenses, and a non-accountable expense allowance up to $25,000. The Company also granted the Placement Agent a right of first refusal to act as its exclusive advisor, manager or underwriter or agent, as applicable, if the Company or its subsidiaries sells or acquires a business, finances any indebtedness using an agent, or raises capital through a public or private offering of equity or debt securities at any time prior to the twelve month anniversary of the date of commencement of sales in the offering.

In addition, the Company agreed to issue to the Placement Agent warrants (the “Placement Agent Warrants”) to purchase up to 154,286 common shares, which represents 6.0% of the aggregate number of common stock and common stock equivalents sold in the offering. The Placement Agent warrants will have a termination date of July 25, 2023 and an exercise price per share equal to $4.375, or 125% of the public offering price for the Class A Units sold in the offering. The Placement Agent Warrants are subject to a six month lock-up, subject to certain limited exceptions, in accordance with Financial Industry Regulatory Authority Rule 5110(g).

The net proceeds to the Company from the offering, after deducting the Placement Agent’s fees and expenses, the Company’s estimated offering expenses, and excluding the proceeds, if any, from the exercise of the Warrants issued in the offering, are expected to be approximately $7.98 million. The Company intends to use the net proceeds of the offering for working capital and general corporate purposes, which may include acquiring complementary products, technologies or businesses.

A registration statement, as amended, relating to these securities (File No. 333-226025) was declared effective on July 25, 2018 (the “Registration Statement”). The offering was made only by means of a prospectus forming a part of the effective Registration Statement.

On July 26, 2018, the Company issued a press release announcing the pricing of the registered offering. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

On July 30, 2018, the Company issued a press release announcing the completion of the registered offering. A copy of the press release is filed as Exhibit 99.2 hereto and is incorporated herein by reference.

The foregoing summaries of the Purchase Agreement, Warrants, and Placement Agent Warrants are subject to, and qualified in their entirety by, such documents included as Exhibits 4.26, 4.27 and 4.28 to the Registration Statement, respectively, which are incorporated herein by reference. Certain of these documents contain representations and warranties and other statements which are not for the benefit of any party other than the parties to such document or agreement and are not intended as a document for investors (to the extent they are not a party to such agreement) or the public generally to obtain factual information about us.

Adjustment of Exercise Price of other Warrants

As a result of the registered offering described above, the exercise price of the Term A warrants issued in the Company’s underwritten public offering that closed on August 9, 2013, will each be adjusted to $3.50 per share due to the price-based anti-dilution adjustment mechanisms in such warrants. This adjustment mechanism provides that if the Company sells shares of common stock or common stock equivalents at an effective per share price less than the then exercise price of such warrants, that the exercise price of the Term A warrants will be reset to such lower price. This feature will terminate when the volume-weighted average price of the Company’s common stock as reported by its principal trading market exceeds 300% of the then exercise price of the warrant for thirty consecutive trading days and does not apply to certain exempt issuances, including, in certain circumstances, issuances under equity incentive plans, securities issued upon exercise or conversion of existing securities or securities issued in connection with acquisitions or strategic transactions. Each Term A warrant expires on August 9, 2018.

Item 5.03	Amendment to Articles of Incorporation or Bylaws

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 5.03. On July 27, 2018, and in connection with the anticipated issuance of the Series E Preferred Stock in the offering, the Company filed a Certificate of Designation to its Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, authorizing and establishing the rights, preferences, and privileges of the Series E Convertible Preferred Stock. Copies of the form of stock certificate and Certificate of Designation relating to the Series E Convertible Preferred Stock are included as Exhibits 4.5 and 4.10 to the Registration Statement, respectively, which are incorporated herein by reference.

Forward-Looking Statements

Certain statements in this Form 8-K are forward-looking statements that involve a number of risks and uncertainties. For such statements, the Company claims the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from the Company’s expectations. Factors that could cause actual results to differ materially from those stated or implied by the Company’s forward-looking statements are disclosed in the Company’s other reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2017. Readers are cautioned not to place undue reliance upon these forward-looking statements, which speak only as to the date of this report. Except as required by law, the Company undertakes no obligation to update any forward-looking or other statements in this report, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release of the Company dated July 26, 2018.

99.2	Press Release of the Company dated July 30, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Superconductor Technologies Inc.

Dated: July 30, 2018	By:	/s/ WILLIAM J. BUCHANAN
William J. Buchanan
Vice President and Chief Financial Officer